UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2017

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cross Street #10-00, PWC Building Singapore 048424		048424
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d) On February 1, 2017, the Board of Directors (the “Board”) of WAVE Life Sciences Ltd. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Adrian Rawcliffe to serve as a director of the Company beginning on February 1, 2017, until the Company’s 2017 Annual General Meeting of Shareholders, or until his earlier resignation, retirement, removal or death. In connection with his appointment to the Board, Mr. Rawcliffe has also been appointed to serve as a member of the Audit Committee of the Board and will join existing members of the Audit Committee, Christian Henry and Koji Miura. Also on February 1, 2017, Masaharu Tanaka transitioned off the Audit Committee, and will continue to serve as a member of the Company’s Board. Effective as of January 31, 2017, Takeshi Wada, Ph.D. elected to step down from the Company’s Board, and will continue his engagement with WAVE as a scientific advisor.

Mr. Rawcliffe currently serves as Chief Financial Officer of Adaptimmune Therapeutics plc (2015-present). Prior to joining Adaptimmune, Mr. Rawcliffe served in various roles of increasing responsibility at GlaxoSmithKline plc, including Senior Vice President Finance, North America Pharmaceuticals and Global Franchises (2011-2015); Senior Vice President, Worldwide Business Development and R&D Finance (2006-2011); Vice President, Worldwide Business Development Transactions and Ventures (2003-2005); Vice President, Deal Structuring (2001-2003); Associate Director, Group Financial Investigations and Planning (1999-2001); and Senior Analyst, Research and Genetic Projects (1998-1999). From 2005-2006, Mr. Rawcliffe served as the President and Managing Partner of SR One Ltd. Mr. Rawcliffe began his career as a supervisor at Coopers & Lybrand (now PricewaterhouseCoopers) (1993-1997). Mr. Rawcliffe received his B.Sc. in Natural Sciences from the University of Durham, England. Mr. Rawcliffe also received Chartered Accountancy training through The Institute of Chartered Accountants in England and Wales (ICAEW).

The Board has determined that Mr. Rawcliffe is an “independent director” as defined under the listing requirements and rules of the NASDAQ Stock Market, and that Mr. Rawcliffe satisfies the independence requirements for audit committee members under Rule 10A-3 of the Exchange Act and NASDAQ Stock Market rules. In addition, the Board has determined that Mr. Rawcliffe qualifies as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.

There are no arrangements or understandings between Mr. Rawcliffe and any other person pursuant to which he was appointed as a director, nor are there any transactions between Mr. Rawcliffe and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated by the SEC.

In connection with Mr. Rawcliffe’s appointment to the Board on February 1, 2017, and in accordance with the Company’s non-employee director compensation policy, Mr. Rawcliffe received a non-qualified share option grant to purchase 18,000 ordinary shares of the Company and he became eligible to receive cash compensation for his Board and committee service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

Date: February 1, 2017	By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer